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                                                               EXHIBIT 10.10

                     CONTRIBUTION AND ASSUMPTION AGREEMENT


         This Contribution and Assumption Agreement ("Agreement") is entered into effective as of the 31st day of December, 1996, by and between Seitel Geophysical, Inc., a Delaware corporation ("SGI"), and Eagle Geophysical, Inc., a Delaware corporation ("Eagle").

         WHEREAS, Eagle is a wholly-owned subsidiary of Eagle Horizon, Inc., a Delaware corporation ("Eagle Horizon");

         WHEREAS, Eagle Horizon is a wholly-owned subsidiary of EHI Holdings, Inc., a Delaware corporation ("EHI Holdings");

         WHEREAS, EHI Holdings is a wholly-owned subsidiary of SGI, so that Eagle is an indirect wholly-owned subsidiary of SGI;

         WHEREAS, SGI owns certain seismic data acquisition equipment and related assets;

         WHEREAS, SGI wishes to contribute to Eagle as an additional equity contribution all of its assets and other rights, subject to the assumption by Eagle of all of SGI's liabilities and obligations; and

         WHEREAS, in order to effectuate the foregoing, SGI and Eagle now desire for SGI to contribute all of its assets to Eagle, and for Eagle to assume from SGI all of its liabilities, all as more particularly described herein.

         NOW, THEREFORE, for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.      Contribution of Assets by SGI.

                 (a) SGI hereby sells, conveys, transfers, assigns, contributes, and delivers to Eagle all of its right, title, and interest in and to all of its assets (the "Assets") other than the Excluded Assets (as hereinafter defined).

                 (b) As used herein, the term "Assets" shall include but not be limited to:

                          (i) all right, title and interest of SGI in the
                 seismic data acquisition equipment described on Exhibit "A" attached hereto (the "Equipment");

                          (ii) all right, title and interest of SGI in, to and
                 under all contracts related to the operation, use, rental or other exploitation of the Equipment or otherwise related to the acquisition of seismic data, including but not limited to those agreements and contracts listed on Exhibit "B" attached hereto;
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                          (iii) all right, title and interest of SGI in, to and
                 under all contracts related to the acquisition, lease, financing, storage, and maintenance of the Equipment, including but not limited to those agreements and contracts listed on Exhibit "C" attached hereto;

                          (iv) all cash and accounts receivable;

                          (v) all price lists, customers lists, sales promotion
                 and advertising materials, vendor lists, catalogs, research material, technical information, management information systems, software and rights thereto, technology, specifications, designs, drawings and other data, copyrights, trade secrets, know- how, inventions, patents, patent applications, and other intellectual property rights, whether registered or unregistered, owned by SGI and used in the operation of the Assets or otherwise in connection with any Asset;

                          (vi) all right, title and interest of SGI in, to and
                 under all licenses, permits, consents, approvals, authorizations, qualifications, orders and franchises issued by any federal, state, provincial or municipal authority or any other entity relating to the maintenance, use or operation of the Assets; and

                          (vii) all rights, claims or choses in action of SGI
                 arising out of occurrences before or after the date hereof against any person relating to the Assets.

                 (c) As used herein, the term "Excluded Assets" shall mean and be limited to (i) the issued and outstanding shares of stock of EHI Holdings, Inc., a wholly-owned subsidiary of SGI, and the rights and privileges relating thereto, (ii) all of the issued and outstanding shares of stock of African Geophysical, Inc., a Cayman Island corporation and a wholly-owned subsidiary of SGI, and (ii) the rights of SGI under any agreements relating to the potential acquisition of an ocean bottom cable seismic data acquisition system.

         2. Assumption of Liabilities by Eagle. Eagle hereby assumes all of SGI's obligations and liabilities, including but not limited to those related to the Assets, except for those liabilities and obligations (A) related to the Excluded Assets, (B) arising under the Guaranty dated as of December 28, 1996 guaranteeing the obligations of Seitel, Inc. under Seitel's $75 Million Senior Notes, and (C) arising under the Subsidiary Guaranty dated as of July 22, 1996 guaranteeing the obligations of Seitel, Inc. under Seitel's $25 Million Revolving Credit Agreement. Such assumed liabilities and obligations shall include, without limitation, the obligations under those agreements listed on Exhibits "B" and "C" hereto.

         3. Third-Party Consents. To the extent that SGI's rights under any agreement or other Asset that is assigned hereunder may not be assigned without the consent or approval of another person, including any governmental approval, which has not been obtained as of the date hereof, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and SGI shall use its reasonable efforts to obtain any such required consent or approval as promptly as possible. If any such consent or approval shall not be obtained or if any attempted assignment would be ineffective or impair Eagle's rights to the Asset in question so that Eagle would not in effect acquire the benefit of all such rights, SGI, to the maximum extent permitted by law, shall act after the date hereof




                                      2




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as Eagle's agent in order to obtain for Eagle the benefits thereunder, and shall cooperate to the maximum extent permitted by law, with Eagle in any other reasonable arrangements designed to provide such benefits to Eagle. Without limiting the generality of the foregoing, SGI acknowledges and agrees that its obligation under this Section is to place Eagle in a position from and after the effective date hereof to effectively manage the operations of the Assets and to receive all revenues derived therefrom to the same extent that it would have received such revenues had Eagle obtained all required consents and approvals and Eagle had obtained title to all of the Assets as of the effective date hereof.

         4.      General Provisions.

                 (a) This Agreement sets forth the entire understanding of the parties hereto with resect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by all of the parties hereto. Any and all previous agreements and understandings between or among any or all of the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

                 (b) This Agreement may only be assigned by a party with the prior written consent of the other party hereto.

                 (c) All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of SGI and Eagle.

                 (d) A benefit, right or duty provided by this Agreement shall be deemed waived only by a writing expressly referring to this Agreement that is signed by the party entitled to the benefit thereof. The waiver of one instance of any act, omission, condition or requirement shall not constitute a continuing waiver unless specifically so stated in the aforesaid written waiver.

                 (e) All communications under this Agreement shall be made in writing to the respective addresses first above written, or such other addresses as may be designated in writing by notice given hereunder. Such communications shall be deemed to have been duly given if either delivered personally or by air courier service, sent by facsimile, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested. All communications under this Agreement shall be effective upon personal delivery or facsimile transmission, or deposit in the U.S. mail or with an air courier service.

                 (f) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to any conflicts of law.

                 (g) Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, per or advisable under





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
         the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

                 (h) If any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been a part hereof.

                 (i) This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers effective as of the date first written above.



                                               SEITEL GEOPHYSICAL, INC.



                                               BY: /s/ Jay N. Silverman
                                                  ------------------------------
                                                  Jay N. Silverman
                                                  President



                                               EAGLE GEOPHYSICAL, INC.


                                               BY: /s/ Jay N. Silverman
                                                  ------------------------------
                                                  Jay N. Silverman
                                                  President





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                                  EXHIBIT "A"

                               LIST OF EQUIPMENT



                                   (attached)
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                                  EXHIBIT "B"

                          LIST OF OPERATING AGREEMENTS



1. Supplemental Agreement between SGI and Southwestern Energy Production Company dated August 12, 1996.

2.       Supplemental Agreement between SGI and Enron Oil and Gas Company.

3. Supplemental Agreement between SGI and Couba Operating Company dated November 18, 1996.

4. Supplemental Agreement between SGI and Broughton Associates, J.V. dated May 30, 1996.

5. Supplemental Agreement between SGI and Aspect Resources Limited Liability Company dated September 20, 1995.

6.       Supplemental Agreement between SGI and TEPCO, INC. dated March 28,
1996.

7.       Supplemental Agreement between SGI and Hunt Oil Company dated July 23,
1996.

8. Geophysical Data Acquisition Contract between SGI and Fina Oil and Chemical Company dated March 25, 1996.

9. Supplemental Agreement between SGI and Forman Petroleum Corporation dated July 17, 1996.

10. Supplement No. 2 between SGI and Burlington Resources (formerly Meridian Oil Inc.) dated November 1, 1995.

11. All Master Agreements, including but not limited to the Master Agreements relating to the above-listed supplements.

12. Operating Leases between SGI and Horizon Exploration Limited and/or Horizon Seismic, Inc.
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                                  EXHIBIT "C"

                    LIST OF ACQUISITION/FINANCING AGREEMENTS



1.       Equipment Purchase Agreement between SGI and Opseis Inc. dated January
5, 1994.

2. Equipment Purchase Agreement between SGI and Sercel Incorporated dated September 30, 1996.

3. Equipment Purchase Agreements between SGI and Geospace Corporation dated October 3, 1996.

4. Term Credit and Security Agreement between SGI and Compass Bank dated July 1993, as modified and amended, and Term Note in the original amount of $4,300,000, and all Addenda, Schedules, and Amendments thereto.

5. Master Lease Agreement between SGI and McCullagh Leasing, a unit of GE Capital Fleet Services, dated February 22, 1994 and Addenda, Schedules and Amendments thereto.

6. Master Equipment Lease between SGI and MetLife Capital, Limited Partnership, dated May 20, 1994 and Addenda, Schedules and Amendments thereto.

7. Loan and Security Agreement between SGI and MetLife Capital Corporation dated February 22, 1996, Supplemental Security Agreement No. One between SGI and MetLife Capital Corporation dated February 22, 1996, and Promissory Note in the original amount of $433,000 payable to MetLife Capital Corporation, and all Addenda, Schedules, and Amendments thereto.

8. Loan and Security Agreement between SGI and NationsBanc Leasing Corporation of North Carolina dated as of July

9, 1996, Secured Term Note A in the original amount of $5,902,372, and Secured Term Note B in the original amount of $1,361,839.13, and all Addenda, Schedules, and Amendments thereto.